Exhibit 5.2

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
November 6, 2014	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
Zogenix, Inc.	Madrid	Washington, D.C.

12400 High Bluff Drive, Suite 650

San Diego, California 92130

Re:	Registration Statement on Form S-3; Shares of Common Stock, par value $0.001 per share, having an aggregate offering price of up to $25,000,000

Ladies and Gentlemen:

We have acted as special counsel to Zogenix, Inc., a Delaware corporation (the “Company”), in connection with the sale through Cantor Fitzgerald & Co. (“Cantor”) as the sales agent from time to time by the Company of shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $25,000,000, to be issued pursuant to a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 6, 2014 (the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”) and the related sales agreement prospectus included in the Registration Statement (the “Sales Agreement Prospectus,” and together with the Base Prospectus, the “Prospectus”), and that certain Controlled Equity OfferingSM Sales Agreement, dated as of November 6, 2014, by and between the Company and Cantor (the “Sales Agreement”).

The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

November 6, 2014

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP